UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2020

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

As previously reported in a Current Report on Form 8-K filed with the Securities Exchange Commission (the “Commission”) on March 30, 2020 (the “March 30 8-K”), on March 29, 2020, U.S. Gold Corp. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 357,142 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an offering price of $5.60 per share, for gross proceeds of approximately $2.0 million before the deduction of estimated offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-217860), which was initially filed with the Commission on May 10, 2017 and was declared effective by the Commission on May 16, 2017 (the “Registration Statement”), and a related prospectus.

As previously reported also in the March 30 8-K, in a concurrent private placement, the Company agreed to issue to the Purchasers, for each share of Common Stock purchased in the Offering, a common warrant to purchase one share of Common Stock (the “Common Warrants”). The Common Warrants are exercisable six months following the issuance and will have a term of five years from the date of the initial exercise date. The Common Warrants have an exercise price of $7.00 per share and are exercisable to purchase an aggregate of up to 357,142 shares of Common Stock. A holder of a Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

On March 31, 2020, the Company filed a prospectus supplement, dated March 29, 2020 (the “Prospectus Supplement”) to the Registration Statement covering the Offering.

The legal opinion of Ballard Spahr LLP regarding the legality of the Shares covered by the Prospectus Supplement is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Purchase Agreement and the Common Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement and the form of Common Warrant, which were filed previously on the March 30 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2020	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Chief Executive Officer